Exhibit 5.1
September 13, 2011
The GEO Group, Inc.
One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
Re: The GEO Group, Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to The GEO Group, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of an automatically effective shelf registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Common Stock offered hereunder is to be offered by the Company on a delayed or continuous basis pursuant to the provisions of Rule 415 under the Securities Act or to be offered by selling shareholders to be identified in a prospectus supplement.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinion expressly so stated.
     In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement and Prospectus. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity to originals of all items submitted to us as copies.

September 13, 2011

     Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that when, as, and if shares of Common Stock have been duly authorized by appropriate corporate action, issued and delivered against payment to the Company of the purchase price of such shares of Common Stock, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.
     Our opinion expressed herein is also subject to the following qualifications and exceptions: (a) except to the extent encompassed by the opinion set forth above with respect to the Company, the effect on the opinion expressed herein of (i) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party; and (b) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities; and (c) insofar as the foregoing opinion relates to compliance with an agreement, that such agreement will be enforceable against the Company.
     In rendering the opinion expressed above, we have further assumed that (i) the Common Stock will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (ii) the Company will authorize the offering and issuance of the Common Stock and will authorize, execute and deliver any and all documents contemplated thereby or by the Registration Statement or any applicable prospectus supplement relating thereto, and will take any other appropriate additional corporate action with respect thereto, (iii) certificates, if required, representing the Common Stock will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned and (iv) a sufficient number of shares of Common Stock will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock.
     We express no opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of Florida and the federal laws of the United States of America.
     This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinion expressed above.
     This opinion letter is furnished to you in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

September 13, 2011

     We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.
Very truly yours,
AKERMAN SENTERFITT
/s/ Akerman Senterfitt